THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECURED CONVERTIBLE PROMISSORY NOTE

$[__________]	May 7, 2007
San Jose, California

For value received, RVision, Inc., a Nevada corporation (the “Company”), promises to pay to [___________] (the “Holder”), the principal sum of [_____] Dollars ($[______]). Interest shall accrue from the date of this Note (as defined below) on the unpaid principal amount at a rate equal to nine percent (9%) per annum, compounded annually. This Note is one of a series of Secured Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Securities Purchase Agreement dated as of May 7, 2007 (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” All capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement and other accompanying ancillary documents. This Note is subject to the following terms and conditions.

1.            Maturity. Unless converted as provided in Section 2, this Note will automatically mature and be due and payable on November 7, 2007 (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note and accrued interest shall be due and payable on a monthly basis with the first payment of accrued interest due on July 1, 2007. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.	Conversion.

(a)          Conversion by Holder. The entire principal amount of this Note and any interest accrued on the Note may be converted into the securities the Company issues in its next round of capital financing (“Next Financing”) where it raises an amount greater than $1,000,000 (the “Next Securities”) by election of Holder at any time prior to the Maturity Date, provided that Next Financing has been consummated. The Next Securities to be issued upon such conversion shall be issued on a $1 to $1 basis.

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(b)          Call by the Company; Prepayment. The Company shall have the right to prepay this Note in full, or in part, upon thirty (30) days written notice to the Holder, provided that all of the Notes shall be prepaid on a pro rata basis. During the thirty (30) day notice period, the Holder shall have the right to convert the entire principal amount of the Note into the Next Securities provided that such Next Securities are outstanding at the time of the proposed conversion pursuant to the terms of Section 2(a). In the event the Holder does not convert, the Company shall pay the Holder a prepayment penalty equal to ten percent (10%) of the principal amount of the Note at the time of prepayment.

(c)          Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the Next Securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any accrued interest due. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(d)          Payment of Interest. Upon conversion of the principal amount of this Note into the Next Securities, at the election of the Holder, unpaid accrued interest on this Note shall be immediately paid to the Holder.

3.            Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

4.            Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be assigned and transferred only upon surrender of the original Note to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5.            Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

6.            Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the

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party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

7.            Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.

8.            Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9.            Security Interest. This Note is secured by all of the assets of the Company in accordance with a separate security agreement (the “Security Agreement”) of even date herewith between the Company and the Holder. In case of an Event of Default (as defined in the Security Agreement), the Holder shall have the rights set forth in the Security Agreement.

10.          Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

11.          Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

IN WITNESS WHEREOF, the party hereto has caused this Note to be duly executed by its authorized signatory as of the date first indicated above.

COMPANY:

RVISION, INC.
By: /s/ Gregory E. Johnston
Name: Gregory E. Johnston
Title: Chief Executive Officer
Address: 2365 A Paragon Drive
San Jose, CA 95131
Facsimile: (408) 437-9923

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SCHEDULE OF NOTE HOLDERS

Name of Note Holders	Original Principal Amount of Note
ASRL LLC	$250,000
Stephen D. Lipkin	25,000
RTAC Corporation	250,000
Robert A. Fink	25,000
Chachas Land Co., Inc.	50,000
Byron Barkley	25,000
TOTAL	625,000

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